EMPLOYMENT AGREEMENT


     THIS AGREEMENT, made and entered into as of April 1, 1997, by and between DAMES & MOORE, INC., a Delaware corporation, (hereinafter called the "Corporation") and ARTHUR C. DARROW, (hereinafter called the "Executive").


                               WITNESSETH THAT:


     WHEREAS, the Corporation desires to continue to employ the Executive as its President and Chief Executive Officer, and the Executive desires to continue in such employment;

     NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

     1.   Employment and Term.

          (a) Employment. The Corporation shall employ the Executive as the President and Chief Executive Officer of the Corporation, and the Executive shall so serve, for the term set forth in Paragraph 1(b).

          (b) Term. The term of the Executive's employment under this Agreement shall commence on April 1, 1997, and end on March 31, 1999, subject to the extension of such term as hereinafter provided and subject to earlier termination as provided in Paragraph 8. The term of this Agreement shall be extended automatically for one (1) additional year as of April 1, 1998, April 1, 1999, and April 1, 2000, unless, no later than ninety (90) days prior to any such renewal date, either the Board of Directors of the Corporation (the "Board"), on behalf of the Corporation, or the Executive gives written notice to the other, in accordance with Paragraph 13, that the term of this Agreement shall not be so extended. In no event shall the term of Executive's employment pursuant to this Agreement extend beyond March 31, 2001.

     2.   Duties.

          (a) General. During the period of employment as provided in Paragraph 1(b) hereof, the Executive shall serve as President and Chief Executive Officer of the Corporation and have all powers and duties consistent with such positions, subject to the reasonable direction of the Board. The Executive shall also continue to serve as a member of the Board if elected as such. The Executive shall devote substantially his entire time during reasonable business hours (reasonable sick leave and vacations excepted) and best efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder. The Executive shall travel to the extent reasonably required to fulfill faithfully his duties hereunder. The
Executive shall not be permitted to serve on the board of directors of another corporation without the prior consent of the Board, which consent will not be withheld unreasonably.

          (b) Stock Ownership. Beginning within 90 days of the commencement of the term of this Agreement, and continuing throughout the term of this Agreement, the Executive shall be required to own (directly or through trusts for his benefit) a number of shares of common stock of the Corporation (to be appropriately adjusted in the event of stock splits, stock dividends or similar transactions) equal to (i) $1.6 million (i.e., four times the Executive's initial base salary) divided by (ii) the closing sales price of the Corporation's common stock for the last day of the Corporation's fiscal year on which the shares of the Corporation's common stock are traded, as reported in the Wall Street Journal. If Executive's base salary is increased (or decreased) then the number of shares that Executive is required to own pursuant to this Paragraph 2(b) shall be increased (decreased) by an amount
(to be appropriately adjusted in the event of stock splits, stock dividends or similar transactions) equal to (i) the amount of the increase (decrease) in base salary divided by (ii) the closing sales price of the Corporation's common stock for the last day prior to the effectiveness of the change in base salary on which the shares of the Corporation's common stock are traded, as reported in the Wall Street Journal; provided, however, the Executive shall not be required to purchase additional shares of common stock of the Corporation until 90 days have elapsed following any such change in base salary.

     3.   Salary.

          (a) Base Salary. For services performed by the Executive for the Corporation pursuant to this Agreement during the period of employment as provided in Paragraph 1(b) hereof, the Corporation shall pay the Executive a base salary at the rate of four hundred thousand dollars ($400,000) per year, payable in substantially equal installments in accordance with the Corporation's regular payroll practices. The Executive's base salary (with any increases under paragraph (b), below) shall not be subject to reduction without the Executive's consent. Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Corporation or which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the base salary to which the Executive shall be entitled under this Agreement.

          (b) Salary Increases. During the period of employment as provided in Paragraph 1(b) hereof, the base salary of the Executive shall be reviewed no less frequently than annually by the Board to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and the performance thereof, and if it is determined that an increase is merited, such increase shall be promptly put into effect and the base salary of the Executive as so increased shall constitute the base salary of the Executive for purposes of Paragraph 3(a).

     4. Annual Bonuses. For each calendar year during the term of employment, the Executive shall be eligible to receive a cash bonus based on the Corporation's achievement of certain operating and/or financial goals, with an annual target bonus amount to be set in accordance with the terms of a bonus plan adopted and administered by the Board for senior executives of the Corporation, which plan may be amended from time to time by the Board in its discretion.

     5. Equity Incentive Compensation. During the term of employment hereunder the Executive shall be eligible to participate, in an appropriate manner relative to other senior executives of the Corporation, in any equity-based incentive compensation plan or program approved by the Board from time to time, including (but not by way of limitation) any plan providing for the granting of (a) options to purchase stock of the Corporation, (b) restricted stock of the Corporation or (c) similar equity-based units or interests.

     6. Other Benefits. In addition to the compensation described in Paragraphs 3, 4 and 5, above, the Executive shall also be entitled to the following:

          (a) Participation in Benefit Plans. The Executive shall be entitled to participate in all of the various retirement, welfare, fringe benefit, executive perquisite, and expense reimbursement plans, programs and arrangements of the Corporation to the extent the Executive is eligible for participation under the terms of such plans, programs and arrangements. Except as otherwise specifically provided in this Agreement, the Executive shall also be entitled to all benefits provided to him under the practices of the Corporation as in effect immediately prior to the effective date of this Agreement.

          (b) Vacation and Holidays. The Executive shall be entitled to four (4) weeks of vacation during each year of this Agreement, or such greater period as the Board may approve, and to the paid holidays given by the Corporation to its employees generally, without reduction in salary or other benefits.

          (c) Life Insurance. The Corporation shall purchase and maintain term life insurance for Executive throughout the Term having a face amount at least equal to $3 million. The beneficiaries of such life insurance shall be designated by Executive.

     7. Covenants of the Executive. In order to induce the Corporation to enter into this Agreement, the Executive hereby agrees as follows:

          (a) Confidentiality. Except for and on behalf of the Corporation with the consent of or as directed by the Board, the Executive shall keep confidential and shall not divulge to any other person or entity, during the term of employment or thereafter, any of the business secrets or other confidential information regarding the Corporation and its subsidiaries which has not otherwise become public knowledge; provided, however, that nothing in this Agreement shall preclude the Executive from disclosing information (i) to an appropriate extent to parties retained to perform services for the Corporation or its subsidiaries or (ii) under any other circumstances to the extent such disclosure is, in the reasonable judgment of the Executive, appropriate or necessary to further the best interests of the Corporation or its subsidiaries or (iii) as may be required by law.

          (b) Records. All papers, books and records of every kind and description relating to the business and affairs of the Corporation and its subsidiaries, whether or not prepared by the Executive, other than personal notes prepared by or at the direction of the Executive, shall be the sole and exclusive property of the Corporation, and the Executive shall surrender them to the Corporation at any time upon request by the Board.

          (c) Non-Competition. The Executive hereby agrees with the Corporation that during the term of his employment hereunder, and in certain instances, as provided below, for a period following termination of his employment hereunder, (i) he shall not, directly or indirectly, engage in, or be employed by, or act as a consultant to, or be a director, officer, owner or partner of, or acquire any interest in (other than an interest of 1% or less in the outstanding capital stock of a publicly traded corporation), any business activity or entity which competes with the Corporation or any of its subsidiaries, (ii) he shall not solicit any employee of the Corporation or any of its subsidiaries to leave the employment thereof or in any way interfere with the relationship of such employee with the Corporation or its subsidiaries, unless he believes in good faith at such action during the term of his employment by the Corporation is in the best interests of the Corporation, and (iii) he shall not induce or attempt to induce any customer supplier, licensee or other individual, corporation or other business organization having a business relation with the Corporation or its subsidiaries to cease doing business with the Corporation or its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or other person and the Corporation or its subsidiaries; provided, however, that as to the period after termination of the Executive's employment hereunder, the restrictive covenants set forth in this paragraph
(c) shall apply only for that time period for which the Executive has received or is receiving the severance benefits described in subparagraphs
(ii) and (iii) of Paragraph 9(b) or subparagraphs (i) and (ii) of Paragraph 9(d) of this Agreement; but provided further that at any time following the termination of employment hereunder, the Executive shall be released from said restrictive covenants if he waives further payment of benefits under said subparagraphs and repays to the Corporation that portion of any benefits already received under those subparagraphs which corresponds to any period of time which has not yet elapsed.

          (d) Enforcement. The Executive recognizes that the provisions of this Paragraph 7 are vitally important to the continuing welfare of the Corporation and its subsidiaries and that money damages would constitute an inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by the Executive, the Corporation and its subsidiaries, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to seek an injunction restraining any action by the Executive in violation of this Paragraph 7.

     8. Termination. Unless earlier terminated in accordance with the following provisions of this Paragraph 8, the Corporation shall continue to employ the Executive and the Executive shall remain employed by the Corporation during the entire term of this Agreement as set forth in Paragraph 1(b). Paragraph 9 hereof sets forth certain obligations of the Corporation in the event that the Executive's employment hereunder is terminated prior to March 31, 2001. Certain capitalized terms used in this Paragraph 8 and in Paragraph 9 hereof are defined in Paragraph 8(d), below.

          (a) Death or Disability. Except to the extent otherwise provided in Paragraph 9 with respect to certain post-Date of Termination payment obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes disabled. The Executive will be deemed to be disabled upon the earlier of (i) the end of a nine (9) consecutive month period during which, by reason of physical or mental injury or disease, the Executive has been unable to perform substantially all of his usual and customary duties under this Agreement or (ii) the date that a reputable physician selected by the Board, and as to whom the Executive has no reasonable objection, determines in writing that the Executive will, by reason of physical or mental injury or disease, be unable to perform substantially all of the Executive's usual and customary duties under this Agreement for a period of at least nine (9) consecutive months. If any question arises as to whether the Executive is disabled, upon reasonable request therefor by the Board, the Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. In accordance with Paragraph 13, the Board shall promptly give the Executive written notice of any such determination of the Executive's disability and of any decision of the Board to terminate the Executive's employment by reason thereof. In the event of disability, until the Date of Termination, the base salary payable to the Executive under Paragraph 3 hereof shall be reduced dollar-for-dollar by the amount of disability benefits, if any, paid to the Executive in accordance with any disability policy or program of the Corporation.

          (b) Discharge for Cause. In accordance with the procedures hereinafter set forth, the Board may discharge the Executive from his employment hereunder for Cause. Except to the extent otherwise provided in Paragraph 9 with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged for Cause. Any discharge of the Executive for Cause shall be communicated by a Notice of Termination to the Executive given in accordance with Paragraph 13 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination is to be other than the date of receipt of such notice, specifies the termination date (which date shall in all events be within fifteen (15) days after the giving of such notice). In the case of a discharge of the Executive for Cause, the Notice of Termination shall include a copy of a resolution duly adopted by the Board at a meeting called and held for such purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote), finding that, in the reasonable and good faith opinion of the Board, the Executive was guilty of conduct constituting Cause. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination.

          (c) Termination for Other Reasons. The Corporation may discharge the Executive without Cause by giving written notice to the Executive in accordance with Paragraph 13 at least sixty (60) days prior to the Date of Termination. The Executive may resign from his employment by giving written notice to the Corporation in accordance with Paragraph 13 at least sixty (60) days prior to the Date of Termination. Except to the extent otherwise provided in Paragraph 9 with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged without Cause or resigns.

          (d) Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

               (i) "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Executive's base salary under Paragraph 3 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid. For the purpose of this Paragraph 8(d)(i), amounts shall be deemed to accrue ratably over the period during which they are earned, but no discretionary compensation shall be deemed earned or accrued until it is specifically approved by the Board in accordance with the applicable plan, program or policy.

               (ii) "Cause" shall mean (A) the Executive's continued failure to perform substantially the duties of his employment (including the failure to maintain stock ownership as required by Paragraph 2(b) hereof), (B) the Executive's engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation, or (C) the conviction of the Executive with respect to any crime or criminal offense involving dishonesty or fraud, or any felony other than DUI. Notwithstanding the foregoing, no act or omission by the Executive shall constitute Cause pursuant to part (A) of the previous sentence unless the Corporation has given detailed written notice thereof to the Executive, and the Executive has failed to remedy such act or omission within a reasonable time after receiving such notice.

               (iii)  "Change of Control"  shall mean:

                      (A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Corporation Voting Securities"); provided, however, that (X) any acquisition by or from the Corporation or any of its subsidiaries which is recommended or approved by the Executive, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries or (Z) any acquisition by any corporation with respect to which, following such acquisition, more than 70% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Corporation Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition of the Corporation Voting Securities shall not constitute a Change of Control; or

                    (B) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") ceasing for any reason to constitute at least two-thirds of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by the Executive and by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation; or

                    (C) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation (a "Business Combination") with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the then outstanding shares of capital stock of the Corporation (the "Outstanding Corporation Capital Stock") and Corporation Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be; or

                    (D) (i) A complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of all or substantially all of the assets of the Corporation other than to a corporation with respect to which, following such sale or disposition, more than 70% of, respectively, the then outstanding shares of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficial, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be, immediately prior to such sale or disposition.

               (iv) "Date of Termination" shall mean (A) in the event of a discharge of the Executive by the Board for Cause, the date the Executive receives a Notice of Termination, or any later date specified in such Notice of Termination, as the case may be, (B) in the event of a discharge of the Executive without Cause or a resignation by the Executive, the date specified in the written notice to the Executive (in the case of discharge) or the Corporation (in the case of resignation), which date shall be no less than sixty (60) days from the date of such written notice, (C) in the event of the Executive's death, the date of the Executive's death, and (D) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 8(a), the date the Executive receives written notice of such termination (or, if earlier, twelve (12) months from the date the Executive's disability began).

               (v) "Good Reason" shall mean any of the following (A) the assignment to the Executive of any duties inconsistent in any respect with the Executive's positions with the Corporation as set forth in this Agreement (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Paragraph 2, or any action by the Corporation which results in diminution in such positions, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 13; or (B) the failure of the shareholders of the Corporation to re-elect the Executive as a member of the Board with full voting rights unless the Executive immediately thereafter is appointed a member of the Board with full voting rights by the other members of the Board; or (C) any failure by the Corporation to comply with any of the provisions of this Agreement, other than any isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Corporation promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 13; or (D) the Corporation giving notice to the Executive in accordance with Paragraph 1(b) that the term of this Agreement shall not be extended upon the expiration of the then-current term; provided, however, the failure of the Agreement to be extended beyond the March 31, 2001 expiration of the Term shall not constitute "Good Reason".

     9. Obligations of the Corporation Upon Termination. The following provisions describe the obligations of the Corporation to the Executive under this Agreement upon termination of his employment prior to March 31, 2001. However, except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Executive may have under applicable law, under any other agreement with the Corporation or any of its subsidiaries, or under any compensation or benefit plan, program, policy or practice of the Corporation or any of its subsidiaries.

          (a) Death, Disability, Discharge for Cause, or Resignation Without Good Reason. In the event this Agreement terminates pursuant to Paragraph 8(a) prior to March 31, 2001 by reason of the death or disability of the Executive, or pursuant to Paragraph 8(b) by reason of the discharge of the Executive by the Corporation for Cause, or pursuant to Paragraph 8(c) by reason of the resignation of the Executive other than for Good Reason, the Corporation shall pay to the Executive, or his heirs or estate, in the event of the Executive's death, all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, or incentive compensation, shall be determined and paid in accordance with the terms of the relevant plan as applicable to the Executive; provided, further, this Paragraph 9(a) shall not apply to a resignation by the Executive for any reason during the period of one (1) month which begins twelve (12) months after the occurrence of a Change of Control.

          (b) Discharge Without Cause or Resignation with Good Reason. Subject to the limitations on payment set forth in Paragraph 9(c), in the event that this Agreement terminates pursuant to Paragraph 8(c) prior to March 31, 2001 by reason of the discharge of the Executive by the Corporation other than for Cause, death or disability, by reason of the resignation of the Executive for Good Reason or by reason of the resignation of the Executive for any reason during the period of one (1) month which begins twelve (12) months after the occurrence of a Change of Control:

               (i) The Corporation shall pay all Accrued Obligations to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, or incentive compensation shall be determined and paid in accordance with the terms of the relevant plan as applicable to the Executive;

              (ii) Within thirty (30 days after the Date of Termination, the Corporation shall pay to the Executive a lump sum equal to two (2) times the sum of (A) the Executive's then current annual base salary and (B) the Executive's then current target annual bonus amount;

               (iii) For a period of two (2) years after the Date of Termination, the Corporation shall continue to provide benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs and arrangements referred to in Paragraph 6(a) of this Agreement; provided, however, that the Executive may elect at any time (on any one (1) or more occasions), by written notice to the Corporation, to irrevocably surrender any or all of such benefits and to receive in lieu thereof a cash payment in an amount equivalent to the value of the surrendered benefits, as determined by a nationally recognized certified public accounting firm designated by the Executive;

               (iv) All long-term incentive compensation awards to the Executive, including (but not by way of limitation) all equity-based incentive compensation awards (such as (A) options to purchase stock of the Corporation, (B) restricted stock of the Corporation, or (C) similar equity-based units or interests) shall, if not otherwise vested, vest in full upon such termination of this Agreement; and

               (v) The Corporation shall, at its sole expense, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive; provided, however, the aggregate amount paid by the Corporation for such outplacement services shall not exceed 15% of the Executive's base salary as of the Date of Termination.

     (c)  Limitation on Payments.

               (i) Except as set forth in Paragraph 9(d), in the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to the Executive or for the Executive's benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, the Executive's employment with the Corporation or any of its subsidiaries or a Change of Control (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code (the "Section 4999 Excise Tax"), then such Payments shall be reduced (but not below zero) but only to the extent necessary that no portion thereof shall be subject to the Section 4999 Excise Tax (the "Section 4999 Limit"). Unless the Executive shall have given prior written notice specifying a different order to the Corporation to effectuate the limitations described in the preceding sentence, the Corporation shall reduce or eliminate the Payments by first reducing or eliminating those Payments or benefits which are not payable in cash and then by reducing or eliminating cash Payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

               (ii) All determinations required to be made under this Paragraph 9(c) (each, a "Determination") shall be made, at the Corporation's expense, by KPMG Peat Marwick (the "Accounting Firm"). In the event of a Change of Control, if the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). The Accounting Firm shall provide its calculations, together with detailed supporting documentation, both to the Corporation and to the Executive within fifteen (15) calendar days after the date on which the Executive's right to a Payment hereunder was triggered (if requested at that time by the Corporation or the Executive) or such other time as requested by the Corporation or the Executive (in either case provided that the Corporation or the Executive believes in good faith that any of the Payments may be subject to the Section 4999 Excise
Tax); provided, however, that if the Accounting Firm determines that no Section 4999 Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Section 4999 Excise Tax will be imposed with respect to any such Payment or Payments. Any good faith determination by the Accounting Firm shall be final, binding and conclusive upon the Corporation and the Executive.

               (iii) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments either will have been made or will not have been made by the Corporation, in either case in a manner inconsistent with the limitations provided in subparagraph
(i) of this Paragraph 9(c) (an "Excess Payment" or "Underpayment", respectively). If it is established pursuant to (i) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, or (ii) an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Payment and the Executive shall repay the Excess Payment to the Corporation on demand, together with interest on the Excess Payment at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Payment until the date of such repayment. If it is determined by (i) the Accounting Firm, the Corporation (which shall include the position taken by the Corporation, together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to the Executive's satisfaction of any dispute, that an Underpayment has occurred, the Corporation shall pay an amount equal to the Underpayment to the Executive within ten (10) calendar days of such determination or resolution, together with interest on such amount at the applicable federal rate from the date such amount should have been paid to the Executive pursuant to the terms of this Agreement or otherwise, but for the operation of this Paragraph 9(c), until the date of payment.

     (d) Termination Without Cause or For Good Reason Within Two Years of a Change in Control. In the event that this Agreement terminates prior to March 31, 2001 pursuant to Paragraph 8(c) by reason of the discharge of the Executive by the Corporation other than for Cause, death or disability or by reason of the resignation of the Executive for Good Reason, and the Date of Termination with respect to such termination or resignation occurs within the two year period following a Change of Control, Executive shall be entitled to the benefits described in Paragraph 9(b) except that:

               (i) The lump sum payable under Paragraph 9(b)(ii) shall be equal to three (3) times the sum of (A) the Executive's then current annual base salary and (B) the Executive's then current target annual bonus amount;

               (ii) The period during which benefits shall be provided pursuant to paragraph 9(b)(iii) shall be equal to three (3) years;

               (iii) The limitations set forth in Paragraph 9(c) shall not apply; and

               (iv)  The provisions of Paragraph 10 shall apply.

     10. Certain Additional Payments by the Corporation. If, and only if, this Agreement terminates prior to March 31, 2001 pursuant to Paragraph 8(c) by reason of the discharge of the Executive by the Corporation other than for Cause, death or disability or by reason of the resignation of the Executive for Good Reason and the Date of Termination with respect to such termination or resignation occurs within the two year period following a Change of Control, the provisions of this Paragraph 10 shall apply.

          (a) If the provisions of this Paragraph 10 apply, in the event it shall be determined that any Payment (determined without regard to any additional payments required under this Paragraph 10) would be subject to the
Section 4999 Excise Tax or if any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment described above.

          (b) Subject to the provisions of paragraph (c), below, all determinations required to be made under this Paragraph 10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up
Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Corporation and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Corporation. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this Paragraph 10, shall be paid by the Corporation to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any good faith determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to paragraph (c), below, and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

          (c) The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than fifteen (15) business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which Executive gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) Give the Corporation any information reasonably requested by the Corporation relating to such claim,

               (ii) Take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

               (iii) Cooperate with the Corporation in good faith in order effectively to contest such claim, and

               (iv) Permit the Corporation to participate in any proceedings relating to such claim;

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this paragraph (c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner; and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to paragraph (c), above, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of said paragraph (c)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon, after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to said paragraph (c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid; and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

     11. No Set-Off or Mitigation. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a substantial portion of its assets, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law, and such successor shall be deemed the "Corporation" for purposes of this Agreement.

     13. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  If to the Board or the Corporation, to:

               Dames & Moore, Inc.
               911 Wilshire Boulevard, Suite 700
               Los Angeles, California  90017
               Attention: Chief Human Resources Officer

          (b)  If to the Executive, to:

               Mr. Arthur C. Darrow
               873 Knollwood Drive
               Santa Barbara, California  93108

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     14. Tax Withholding. The Corporation shall provide for the withholding of any taxes required to be withheld by federal, state, or local law with respect to any payment in cash, shares of stock and/or other property made by or on behalf of the Corporation to or for the benefit of the Executive under this Agreement or otherwise. The Corporation may, at its option: (a) withhold such taxes from any cash payments owing from the Corporation to the Executive, (b) require the Executive to pay to the Corporation in cash such amount as may be required to satisfy such withholding obligations and/or (c) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

     15. Arbitration. Except as to actions described in Paragraph 7(d), any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in Los Angeles, California in accordance with the laws of the State of California. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The costs and expenses of the arbitrator(s) shall be borne equally by the Corporation and the Executive. The award of the arbitrator(s) shall be binding upon the parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     16. No Assignment. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

     17. Execution in Counterparts. This Agreement may be executed by the parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     18. Jurisdiction and Governing Law. Except as provided in Paragraph 15, jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of California located in the county of Los
Angeles, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of California, other than the conflict of laws provisions of such laws. Each party agrees that venue will be proper in the courts described in the previous sentence and waives any objection based upon forum non conveniens. The choice of forum set forth in this Paragraph shall not be deemed to preclude the enforcement of any judgment so obtained in any other forum.

     19. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the Executive consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

     20. Prior Understandings. This Agreement embodies the entire understanding of the parties hereto and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Attest:                            DAMES & MOORE, INC.



Grace C. Montgomery
_____________________                   By: George D. Leal
                                            __________________________

                                        Title: Chairman
                                               _______________________


                                        ARTHUR C. DARROW

                                        Arthur C. Darrow
                                        ______________________________